PBF Logistics Increases Quarterly Cash Distribution to $0.45 per Unit and
Announces Fourth Quarter Earnings Results

•	Announces two organic growth projects expected to generate annual net income of approximately $7.2 million, $12.2 million of EBITDA

•	Ninth consecutive quarterly distribution increase to $0.45 per unit, representing a 50% increase to the Partnership's minimum quarterly distribution

•
Fourth quarter net income attributable to the partnership increased to $24.7 million, or $0.57 per common unit, EBITDA attributable to PBFX of $36.4 million and distributable cash flow of $27.9 million

PARSIPPANY, NJ – February 16, 2017 – PBF Logistics LP (NYSE:PBFX, the "Partnership") announced today fourth quarter 2016 net income attributable to the partnership of $24.7 million, or $0.57 per limited partner unit. During the fourth quarter, the Partnership generated earnings before interest, income taxes, depreciation, and amortization (EBITDA) of $36.4 million and distributable cash flow of $27.9 million. For the year-ended December 31, 2016, the Partnership reported net income of $81.0 million, or $2.01 per limited partner unit, and $121.9 million of EBITDA.

As of December 31, 2016, the Partnership had liquidity of $231.4 million, including $64.2 million in cash and cash equivalents and $167.2 million of capacity under its existing revolving credit facility.

“The fourth quarter was another solid operational and financial quarter for PBFX that set the tone for a strong 2017. To that end, we are pleased to announce two organic growth projects which are expected to be complete by the fourth quarter of 2017. In light of our delivered growth and positive outlook, we are pleased that the board approved our ninth consecutive distribution increase to $0.45 per common unit, a 50% increase since our initial public offering,” said PBF Logistics GP LLC Chief Executive Officer, Tom Nimbley.

The two organic growth projects include the construction of a 625,000 barrel tank at PBF Energy's Chalmette refinery and the development of a natural gas pipeline to supply PBF Energy's Paulsboro, New Jersey, refinery. PBF Logistics expects to invest approximately $82.1 million dollars to complete both projects, which represents a combined pro forma transaction multiple of 6.7x EBITDA. Importantly, both projects will be funded using existing liquidity and will be supported by long-term contracts with minimum volume commitments from PBF Energy.

PBF Logistics Announces Quarterly Distribution
The Board of Directors of PBF Logistics GP LLC, the Partnership's general partner, declared a regular quarterly cash distribution of $0.45 per unit. The distribution is payable on March 13, 2017, to unitholders of record at the close of business on February 27, 2017.

This release is intended to be a qualified notice to nominees under Treasury Regulations Section 1.1446-4(b). All of the Partnership's distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, the Partnership's distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate.

Non-GAAP Financial Measures
PBF Logistics LP Reconciliation of Amounts under U.S. GAAP to Forecasted EBITDA (unaudited, in millions)

Reconciliation of two organic growth projects forecasted annual net income to forecasted EBITDA:

Forecasted net income	$7.2
Add: Depreciation and amortization expense	4.1
Add: Interest expense, net and other financing costs	0.9
Forecasted EBITDA	$12.2

The Partnership defines EBITDA as net income (loss) before net interest expense, income tax expense, depreciation and amortization expense. EBITDA is a non-GAAP supplemental financial measure that management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•	our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or financing methods;

•	the ability of our assets to generate sufficient cash flow to make distributions to our unit holders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

The Partnership’s management believes that the presentation of EBITDA provides useful information to investors in assessing our financial condition and results of operations. EBITDA should not be considered an alternative to net income, operating income, cash from operations or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA has important limitations as an analytical tool because it excludes some but not all items that affect net income. Additionally, because EBITDA may be defined differently by other companies in our industry, our definition of EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing its utility. Due to the forward-looking nature of forecasted EBITDA, information to reconcile forecasted EBITDA to forecasted cash flow from operating activities is not available as management is unable to project working capital changes for future periods at this time.

Furthermore, this earnings release, and the discussion during the management conference call, may include references to non-GAAP (U.S. Generally Accepted Accounting Principles) financial measures including, but not limited to, EBITDA, EBITDA attributable to PBFX and Distributable Cash Flow. PBFX's management believes that non-GAAP financial measures provide useful information about the Partnership's operating performance, financial results and the amount of cash generated by the Partnership's operations and the amount available for distribution to its unitholders. However, these measures have important limitations as analytical tools and should not be viewed in isolation or considered as alternatives for, or superior to, comparable GAAP financial measures. PBFX's non-GAAP financial measures may also differ from similarly named measures used by other companies. See the accompanying tables and footnotes in this release for additional information on the non-GAAP financial measures used in this release and reconciliations to the most directly comparable GAAP measures.

Conference Call Information
The Partnership's senior management will host a conference call and webcast regarding earnings results and other business matters on Thursday, February 16, 2017, at 11:00 a.m. ET. The call can also be heard by dialing (888) 632-3382 or (785) 424-1677, conference ID: PBFXQ416. The audio replay will be available two hours after the end of the call through March 6, 2017, by dialing (800) 283-4799 or (402) 220-0860. The call is being webcast and can be accessed at PBF Logistics’ website, http://www.pbflogistics.com.

Forward-Looking Statements
This press release contains forward-looking statements (as that term is defined under the federal securities laws) made by the Partnership and its management. Such statements are based on current expectations, forecasts and projections, including, but not limited to, anticipated financial and operating results, plans, objectives, expectations and intentions that are not historical in nature. Forward-looking statements should not be read as a guarantee of future performance or results, and may not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. Forward-looking statements are based on information available at the time, and are subject to various risks and uncertainties, including risks relating to the securities markets generally, the impact of adverse market conditions impacting PBFX's logistics and other assets and other risks inherent in PBFX's business including but not limited to ability to consummate pending acquisitions, the timing for the closing of any such acquisition and our plans for financing any acquisition; unforeseen liabilities associated with any pending acquisition; inability to successfully integrate acquired assets or other acquired businesses or operations; effects of existing and future laws and governmental regulations, including environmental, health and safety regulations; and various other factors. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see PBFX's filings with the Securities and Exchange Commission. Forward-looking statements reflect information, facts and circumstances only as of the date they are made. PBFX assumes no responsibility or obligation to update forward-looking statements except as may be required by law.

PBF Logistics LP
PBF Logistics LP, headquartered in Parsippany, New Jersey, is a fee-based, growth-oriented master limited partnership formed by PBF Energy Inc. to own or lease, operate, develop and acquire crude oil and refined petroleum products terminals, pipelines, storage facilities and similar logistics assets.

###
Contacts:
Colin Murray (investors)
ir@pbfenergy.com
Tel: 973.455.7578

Michael C. Karlovich (media)
mediarelations@pbfenergy.com
Tel: 973.455.8994

Results of Operations (Unaudited)
Factors Affecting Comparability
The following tables present our results of operations, related operational information, and reconciliations of net income and net cash provided by operating activity to EBITDA and distributable cash flows (both as defined below) of PBFX for the three months and years ended December 31, 2016 and 2015. The financial information presented contains the financial results of PBFX, Delaware City Products Pipeline and Truck Rack (as defined below) prior to our acquisition on May 14, 2015 and Torrance Valley Pipeline (as defined below) prior to our acquisition on August 31, 2016.
On May 14, 2015, we acquired from PBF Energy Company LLC (“PBF LLC”) a 23.4 mile, 16-inch interstate petroleum products pipeline with capacity in excess of 125,000 barrels per day (“bpd”) (the “Delaware City Products Pipeline”) and a 15-lane, 76,000 bpd capacity truck loading rack (the “Delaware City Truck Rack”) located at PBF Holding’s Delaware City, Delaware refinery. The Delaware City Products Pipeline and the Delaware City Truck Rack are collectively referred to as the “Delaware City Products Pipeline and Truck Rack.” The Delaware City Products Pipeline is the only asset that recorded revenue for transactions with PBF Energy prior to our acquisition.
On August 31, 2016, our wholly-owned subsidiary, PBFX Operating Company LP (“PBFX Op Co”), acquired from PBF LLC a 50% equity interest in Torrance Valley Pipeline Company LLC (“TVPC”), with the other 50% equity interest continuing to be held by a subsidiary of PBF LLC, TVP Holding Company LLC (“TVP Holding”) (the “TVPC Acquisition”). TVPC owns the 189-mile San Joaquin Valley Pipeline system with capacity of approximately 110,000 bpd (the “Torrance Valley Pipeline”), which supports PBF Holding's Torrance refinery. The Torrance Valley Pipeline consists of the M55, M1 and M70 pipeline systems, including 11 pipeline stations with storage capacity and truck unloading capability at two of the stations. We consolidate the financial results of TVPC, and record a noncontrolling interest for the 50% economic interest in TVPC held by TVP Holding.
The Delaware City Products Pipeline and Truck Rack and Torrance Valley Pipeline acquisitions were transfers between entities under common control. These transactions, along with other transactions with PBF LLC completed prior to 2015, are collectively referred to as “Acquisitions from PBF.” The Torrance Valley Pipeline was acquired by PBF Energy on July 1, 2016 in connection with the acquisition of the Torrance refinery and related logistical assets and was not operated by PBF Energy prior to its acquisition. Accordingly, the financial information contained herein has been adjusted in the current year to include the historical results of the Torrance Valley Pipeline prior to the acquisition by PBFX from July 1, 2016 through August 31, 2016. We present the historical results of the Torrance Valley Pipeline prior to our acquisition in the following tables as “Torrance Valley Pipeline Company LLC.”
On April 29, 2016, our wholly-owned subsidiary, PBF Logistics Products Terminals LLC (“PLPT”), purchased four refined product terminals (the “East Coast Terminals”), including a storage facility to service the East Coast Terminals, from an affiliate of Plains All American Pipeline, L.P. (the “Plains Asset Purchase”) which has subsequently generated third party revenues. Prior to the Plains Asset Purchase, we did not record third-party revenue, except for third party revenue generated by the Delaware City Products Pipeline prior to August 2013. Additionally, our results may not be comparable to prior periods due to incremental revenue, operating and maintenance expense and general and administrative expense associated with the East Coast Terminals.
As a result of the factors above, the information included in the following tables is not necessarily comparable on a year-over-year basis.

Non-GAAP Financial Measures
We define EBITDA as net income (loss) before interest expense, income tax expense, depreciation and amortization expense. We define EBITDA attributable to PBFX as net income (loss) attributable to PBFX before net interest expense, income tax expense, depreciation  and amortization expense attributable to PBFX, which excludes the results of Acquisitions from PBF prior to the effective dates of such transactions. We define distributable cash flow as EBITDA attributable to PBFX plus non-cash unit-based compensation expense, less net cash paid for interest, maintenance capital expenditures and income taxes. Distributable cash flow will not reflect changes in working capital balances. We use distributable cash flow to calculate a measure we refer to as our coverage ratio. Our coverage ratio is distributable cash flow divided by total distribution declared. EBITDA, EBITDA attributable to PBFX and distributable cash flow are not financial measures prescribed by U.S. generally accepted accounting principles (“GAAP”).
While EBITDA, EBITDA attributable to PBFX and distributable cash flow are not financial measures prescribed by U.S. GAAP (“non-GAAP”), they are supplemental financial measures that management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•	our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of EBITDA, financing methods;

•	the ability of our assets to generate sufficient cash flow to make distributions to our unitholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

We believe that the presentation of EBITDA and EBITDA attributable to PBFX provides useful information to investors in assessing our financial condition and results of operations. We believe that the presentation of distributable cash flow provides useful information to investors as it is a widely accepted financial indicator used by investors to compare partnership performance, as it provides investors with an enhanced perspective of the operating performance of our assets and the cash our business is generating. However, EBITDA, EBITDA attributable to PBFX and distributable cash flow should not be considered alternatives to net income, operating income, cash from operations or any other measure of financial performance or liquidity presented in accordance with GAAP.
EBITDA, EBITDA attributable to PBFX and distributable cash flow have important limitations as analytical tools because they exclude some but not all items that affect net income and net cash provided by operating activities. EBITDA, EBITDA attributable to PBFX and distributable cash flow are reconciled to their most directly comparable financial measures calculated and presented in accordance with GAAP in the Earnings Release Tables included herein.
These non-GAAP financial measures should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other partnerships, because they may be defined differently by other partnerships in our industry, thereby limiting their utility.

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except unit and per unit data)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015

Revenue: (a)
Affiliate	$57,092	$37,306	$175,448	$142,102
Third-Party	4,602	—	11,887	—
Total revenue	61,694	37,306	187,335	142,102

Costs and expenses:
Operating and maintenance expenses (a)	17,607	7,090	44,162	25,255
General and administrative expenses (b)	3,069	4,091	16,962	13,889
Depreciation and amortization expense	5,234	1,663	14,156	6,582
Total costs and expenses	25,910	12,844	75,280	45,726

Income from operations	35,784	24,462	112,055	96,376

Other expense:
Interest expense, net	(7,457)	(6,765)	(28,755)	(19,939)
Amortization of loan fees	(417)	(424)	(1,678)	(1,315)
Net income	27,910	17,273	81,622	75,122
Less: Net (loss) income attributable to Predecessor	(886)	—	(5,017)	1,274
Less: Net income attributable to noncontrolling interest	4,058	—	5,679	—
Net income attributable to the Partnership	$24,738	$17,273	$80,960	$73,848

Net income per limited partner unit:
Common units - basic	$0.57	$0.50	$2.01	$2.18
Common units - diluted	0.57	0.50	2.01	2.18
Subordinated units - basic and diluted	0.57	0.50	2.01	2.18

Weighted-average limited partner units outstanding:
Common units - basic	25,843,839	18,466,598	22,288,118	17,956,152
Common units - diluted	25,993,145	18,466,855	22,338,784	17,956,152
Subordinated units - basic and diluted	15,886,553	15,886,553	15,886,553	15,886,553

See Footnotes to Earnings Release Tables

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except unit and per unit data)

	Year Ended December 31, 2016
	PBF Logistics LP	Torrance Valley Pipeline Company LLC*	Consolidated Results

Revenue:
Affiliate	$175,448	$—	$175,448
Third-party	11,887	—	11,887
Total revenue	187,335	—	187,335

Costs and expenses:
Operating and maintenance expenses	41,317	2,845	44,162
General and administrative expenses	16,609	353	16,962
Depreciation and amortization	12,337	1,819	14,156
Total costs and expenses	70,263	5,017	75,280

Income (loss) from operations	117,072	(5,017)	112,055

Other expense:
Interest expense, net	(28,755)	—	(28,755)
Amortization of loan fees	(1,678)	—	(1,678)
Net income (loss)	86,639	(5,017)	81,622
Less: Net loss attributable to Predecessor	—	(5,017)	(5,017)
Less: Net income attributable to noncontrolling interest	5,679	—	5,679
Net income attributable to the Partnership	$80,960	$—	$80,960

See Footnotes to Earnings Release Tables
____________

*
Reflects the results of Torrance Valley Pipeline Company LLC prior to our acquisition for the period from July 1, 2016 (i.e., the date on which PBF Energy acquired the Torrance Valley Pipeline) through August 31, 2016.

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except unit and per unit data)

	Year Ended December 31, 2015
	PBF Logistics LP	Delaware City Products Pipeline and Truck Rack*	Consolidated Results

Revenue:
Affiliate	$138,719	$3,383	$142,102
Third-party	—	—	—
Total revenue	138,719	3,383	142,102

Costs and expenses:
Operating and maintenance expenses	23,890	1,365	25,255
General and administrative expenses	13,408	481	13,889
Depreciation and amortization	6,306	276	6,582
Total costs and expenses	43,604	2,122	45,726

Income (loss) from operations	95,115	1,261	96,376

Other income (expense):
Interest expense, net	(19,952)	13	(19,939)
Amortization of loan fees	(1,315)	—	(1,315)
Net income (loss)	73,848	1,274	75,122
Less: Net income attributable to Predecessor	—	1,274	1,274
Net income attributable to the Partnership	$73,848	$—	$73,848

See Footnotes to Earnings Release Tables
____________

*	Reflects the results of Delaware City Products Pipeline and Truck Rack prior to our acquisition on May 14, 2015.

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
KEY OPERATING AND FINANCIAL INFORMATION
(Unaudited, amounts in thousands except as indicated)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015

Transportation and Terminaling Segment
Terminals
Total throughput (bpd) (i)(d)	167,028	95,561	164,210	106,091
Lease tank capacity (average lease capacity barrels per month)	1,979,133	N/A	2,023,304	N/A
Pipelines
Total throughput (bpd) (i)(d)	153,033	48,079	149,831	46,065
Lease tank capacity (average lease capacity barrels per month)	1,427,922	N/A	1,439,846	N/A

Storage Segment
Storage capacity reserved (average shell capacity barrels per month)	3,656,833	3,522,193	3,635,236	3,558,745

Cash Flow Information:
Net cash provided by (used in):
Operating activities	$30,999	$15,157	$99,618	$78,546
Investing activities	8,314	(864)	79,564	(1,349)
Financing activities	(19,363)	(13,851)	(133,639)	(72,684)
Net change in cash	$19,950	$442	$45,543	$4,513

Other Financial Information:
EBITDA attributable to PBFX (c)	$36,436	$26,125	$121,911	$101,421
Distributable cash flow (c)	$27,949	$20,347	$94,507	$83,922
Quarterly distribution declared per unit (e)	$0.45	$0.41	$1.74	$1.52
Distribution: (e)
Common units - public	$10,726	$6,694	$37,755	$24,843
Common units - PBF LLC	1,158	1,055	4,477	3,911
Subordinated units - PBF LLC	7,149	6,514	27,642	24,148
IDR holder - PBF LLC	1,266	583	4,031	1,118
Total distribution	$20,299	$14,846	$73,905	$54,020
Coverage ratio (c)	1.38x	1.37x	1.28x	1.55x
Capital expenditures (f)	$11,653	$864	$114,680	$2,046

See Footnotes to Earnings Release Tables

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
KEY OPERATING AND FINANCIAL INFORMATION
(Unaudited, amounts in thousands)

	December 31,	December 31,
Balance Sheet Information:	2016	2015

Cash, cash equivalents and marketable securities (g)	$104,245	$252,936
Property, plant and equipment, net	600,071	145,548
Total assets	748,130	422,902
Total debt (g)	571,675	599,635
Total liabilities	601,790	608,577
Partners' equity	(33,542)	(185,675)
Noncontrolling interest (h)	179,882	—
Total liabilities and equity	748,130	422,902

See Footnotes to Earnings Release Tables

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
TO EBITDA AND DISTRIBUTABLE CASH FLOW
(Unaudited, in thousands)

	Three months ended December 31,		Year ended December 31,
	2016	2015	2016	2015

Reconciliation of net income to EBITDA and distributable cash flow (c):
Net income	$27,910	$17,273	$81,622	$75,122
Interest expense, net	7,457	6,765	28,755	19,939
Amortization of loan fees	417	424	1,678	1,315
Depreciation and amortization	5,234	1,663	14,156	6,582
EBITDA	41,018	26,125	126,211	102,958
Less: Predecessor EBITDA	(849)	—	(3,198)	1,537
Less: Noncontrolling interest EBITDA (h)	5,431	—	7,498	—
EBITDA attributable to PBFX	36,436	26,125	121,911	101,421
Non-cash unit-based compensation expense	687	1,851	4,360	4,279
Cash interest	(7,546)	(6,765)	(28,844)	(19,952)
Maintenance capital expenditures	(1,628)	(864)	(2,920)	(1,826)
Distributable cash flow	$27,949	$20,347	$94,507	$83,922

Reconciliation of net cash provided by operating activities to EBITDA and distributable cash flow (c):
Net cash provided by operating activities	$30,999	$15,157	$99,618	$78,546
Change in current assets and liabilities	3,249	6,054	2,198	8,752
Interest expense, net	7,457	6,765	28,755	19,939
Non-cash unit-based compensation expense	(687)	(1,851)	(4,360)	(4,279)
EBITDA	41,018	26,125	126,211	102,958
Less: Predecessor EBITDA	(849)	—	(3,198)	1,537
Less: Noncontrolling interest EBITDA (h)	5,431	—	7,498	—
EBITDA attributable to PBFX	36,436	26,125	121,911	101,421
Non-cash unit-based compensation expense	687	1,851	4,360	4,279
Cash interest	(7,546)	(6,765)	(28,844)	(19,952)
Maintenance capital expenditures	(1,628)	(864)	(2,920)	(1,826)
Distributable cash flow	$27,949	$20,347	$94,507	$83,922

See Footnotes to Earnings Release Tables

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
SEGMENT FINANCIAL INFORMATION
(Unaudited, in thousands)

	Three months ended December 31, 2016
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Revenues (a)	$56,209	$5,485	$—	$61,694
Depreciation and amortization expense	4,636	598	—	5,234
Income (loss) from operations	35,908	2,945	(3,069)	35,784
Interest expense, net and amortization of loan fees	—	—	7,874	7,874
Capital expenditures	10,186	1,467	—	11,653

	Three months ended December 31, 2015
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Revenues (a)	$32,023	$5,283	$—	$37,306
Depreciation and amortization expense	979	684	—	1,663
Income (loss) from operations	26,592	1,961	(4,091)	24,462
Interest expense, net and amortization of loan fees	—	—	7,189	7,189
Capital expenditures	21	843	—	864

	Year ended December 31, 2016
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Revenues (a)	$165,524	$21,811	$—	$187,335
Depreciation and amortization expense	11,728	2,428	—	14,156
Income (loss) from operations	118,322	10,695	(16,962)	112,055
Interest expense, net and amortization of loan fees	—	—	30,433	30,433
Capital expenditures (f)	111,921	2,759	—	114,680

	Year ended December 31, 2015
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Revenues (a)	$120,750	$21,352	$—	$142,102
Depreciation and amortization expense	3,943	2,639	—	6,582
Income (loss) from operations	99,730	10,535	(13,889)	96,376
Interest expense, net and amortization of loan fees	—	—	21,254	21,254
Capital expenditures	246	1,800	—	2,046

	Balance at December 31, 2016
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total assets	$598,167	$57,375	$92,588	$748,130

	Balance at December 31, 2015
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total assets	$112,826	$56,846	$253,230	$422,902

See Footnotes to Earnings Release Tables

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
FOOTNOTES TO EARNINGS RELEASE TABLES
(Unaudited)

(a)
See discussion of the factors affecting comparability noted on page 4. Our results of operations may not be comparable to the historical results of operations for the reasons described below:

Revenues - Delaware City Products Pipeline was the only asset that recorded revenue for transactions with PBF Energy prior to our acquisitions of the Delaware City Products Pipeline and Truck Rack from PBF LLC, as discussed under “Factors Affecting Comparability.” Commercial agreements with PBF Energy for the Delaware Products Pipeline and Truck Rack commenced subsequent to our acquisition on May 14, 2015.

On April 29, 2016, our wholly-owned subsidiary, PLPT, purchased the East Coast Terminals, which has subsequently generated third party revenues. Prior to the Plains Asset Purchase, we did not record third-party revenue, except for third party revenue generated by Delaware City Products Pipeline prior to August 2013. Additionally, our results may not be comparable due to incremental revenue associated with the East Coast Terminals subsequent to the close of the acquisition.

The Torrance Valley Pipeline was acquired by PBF Energy on July 1, 2016 in connection with the acquisition of the Torrance refinery and related logistical assets and was not operated by PBF Energy prior to its acquisition. Accordingly, the financial information contained herein has been adjusted in the current year to include the historical results of the Torrance Valley Pipeline prior to our acquisition from July 1, 2016 through August 31, 2016. Commercial agreements with PBF Energy for the Torrance Valley Pipeline commenced subsequent to our acquisition on August 31, 2016. As a result, our revenues are not comparative to prior periods.

Operating and maintenance expenses - As a result of the Plains Asset Purchase and the TVPC Acquisition, our operating expenses are not comparative to prior periods due to expenses associated with these acquisitions.

(b)
General and administrative expenses include transaction costs related to the Acquisitions from PBF of $0.1 million and $0.3 million in the three months ended December 31, 2016 and 2015, respectively, and $4.0 million and $0.8 million in the years ended December 31, 2016 and 2015, respectively.

(c)	See “Non-GAAP Financial Measures” on page 5 for a definition of EBITDA, EBITDA attributable to PBFX, distributable cash flow and coverage ratio.

(d)
Operating information pertains to assets which are included in the Transportation and Terminaling segment. Throughput information reflects activity subsequent to execution of the commercial agreements in connection with the acquisition of the Torrance Valley Pipeline and the Delaware City Products Pipeline and Truck Rack from PBF and activity subsequent to the Plains Asset Purchase.

(e)	On February 16, 2017, we declared a quarterly cash distribution of $0.45 per limited partner unit for the fourth quarter of 2016.

(f)	Capital expenditures include the Plains Asset Purchase of $98.4 million for the year ended December 31, 2016.

(g)
Management also utilizes net debt as a metric in assessing our leverage. Net debt is a non-GAAP measure calculated by subtracting cash and cash equivalents and marketable securities from total debt. We believe this measurement is also useful to investors since our marketable securities fully collateralize our Term Loan and we have the ability to and may decide to use a portion of our cash and cash equivalents to retire or pay down our debt. This non-GAAP financial measure should not be considered in isolation or as a substitute for analysis of our debt levels as reported under GAAP. Our definition of net debt may not be comparable to similarly titled measures of other partnerships, because it may be defined differently by other partnerships in our industry, thereby limiting its utility. Our net debt as of December 31, 2016 and December 31, 2015 was $467.4 million and $346.7 million, respectively.

(h)
Our subsidiary, PBFX Op Co, holds a 50% controlling interest in TVPC, with the other 50% interest in TVPC owned by TVP Holding, an indirect subsidiary of PBF Holding. PBFX Op Co is also the sole managing member of TVPC. We, through our ownership of PBFX Op Co, consolidate the financial results of TVPC, and record a noncontrolling interest for the economic interest in TVPC held by TVP Holding. Noncontrolling interest on the consolidated statements of operations includes the portion of net income or loss attributable to the economic interest in TVPC held by TVP Holding. Noncontrolling interest on the condensed consolidated balance sheets includes the portion of net assets of TVPC attributable to TVP Holding.

(i)	Calculated as the sum of the average throughput per day for each Terminal and Pipeline asset for the periods presented.